UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2020

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective May 25, 2020, in connection with the appointment described below in Item 5.02(c), Theodore Kim will no longer serve as principal financial officer of MagnaChip Semiconductor Corporation (the “Company”), but will continue to serve as the Company’s Chief Compliance Officer, Executive Vice President, General Counsel and Secretary.

(c) and (e)

The Board of Directors (the “Board”) of the Company appointed Mr. Young Soo Woo to serve as Chief Financial Officer of the Company, effective May 25, 2020.

Prior to joining the Company, Mr. Woo, age 55, served as the Chief Executive Officer of CoreeGroup, which owns and manages companies engaged in infant care service, pharmaceuticals and related research and technology businesses, from January 2020 to May 2020. Before CoreeGroup, from April 2017 to August 2019, Mr. Woo served as the Group Chief Financial Officer of Chong Kun Dang Holdings Corporation (“CKDH”), a public company and leading Korean pharmaceutical conglomerate, and also served as its Chief Executive Officer from March 2018 to August 2019. Before joining CKDH, Mr. Woo served as the General Secretary of the Kochon Foundation, a non-profit organization founded by the founder of CKDH, from March 2016 to April 2017. Prior to the Kochon Foundation, Mr. Woo served as the acting President of Dong-A One from June 2015 to October 2015, having been appointed to implement an internal restructuring plan. Prior to Dong-A One, from 2012 to 2014 Mr. Woo served in various positions at KT Corporation, one of the largest telecom companies in Korea, including as Head of Strategic Planning Office and Deputy Head of Finance Office. From 1997 to 2012, Mr. Woo served various management positions at technology and manufacturing companies, including as Chief Operating Officer and Chief Strategy Officer of Hankook Tire, and as Managing Director, Corporate Strategy of Hanaro Telecom. While at Hanaro Telecom, Mr. Woo played a key role in its initial listing on NASDAQ in 2000. Mr. Woo has extensive experience in financial planning and analysis, cost control, strategy, mergers and acquisitions, initial public offerings and risk management. Mr. Woo earned a B.A. degree in Economics from Seoul National University and received his M.A. and Ph.D. degrees in Economics from Cornell University.

Mr. Woo entered into an Executive Services Agreement (the “Executive Services Agreement”) with the Company and its Korean subsidiary, MagnaChip Semiconductor, Ltd. (“MSK”), effective as of May 25, 2020, pursuant to which Mr. Woo will serve as the Chief Financial Officer of the Company and MSK. In exchange for his services as Chief Financial Officer of the Company and MSK, Mr. Woo will be entitled under the Executive Services Agreement to an annual base salary of KRW 340,000,000 (approximately $276,918 based on current exchange rates) per annum and shall be eligible to receive and annual cash bonus under the terms of the Company’s cash bonus plan then in effect, with an initial anticipated targeted annual bonus of 50% of Mr. Woo’s annual base salary, subject to increase at the discretion of the Board. In addition, pursuant to the Executive Services Agreement, under the Company’s 2011 Equity Incentive Plan or any successor equity incentive plan of the Company (the “Plan”), Mr. Woo will be granted time-based Restricted Stock Units (as such term is defined under the Plan) for 18,000 shares of the Company’s common stock, which shall vest over three years at a rate of one-third of the total number of shares of common stock of the Company subject to the award on each of the first, second and third anniversaries of the grant date. It is currently anticipated that Mr. Woo will receive additional equity awards under the Plan in each of 2021 and 2022, with the target dollar value of such awards to be in line with the target value of equity awards received by similarly situated executives in such year and subject to Mr. Woo’s continued service with the Company. Mr. Woo will be entitled to participate in the Company’s standard benefit plans, programs and arrangements in the same manner as the Company’s similarly situated executives. For a description of the Company’s executive compensation programs, see the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 29, 2020.

Under the Executive Services Agreement, Mr. Woo’s engagement may be terminated with or without cause, with or without good reason, or upon Mr. Woo’s death or disability. To the extent that Mr. Woo is terminated without cause or Mr. Woo resigns for good reason, the Company is obligated under the Executive Services Agreement to (i) pay Mr. Woo’s base salary and prorated bonus for a period of up to six months after the date of termination or for a period of up to 12 months to the extent that such termination without cause or resignation for good reason takes place while the Company is party to a definitive corporate transaction, the consummation of which would result in a change of control, or within 18 months following a change of control, and (ii) provide for vesting of any outstanding unvested equity awards as set forth in the Plan and the applicable award agreements. The amounts payable pursuant to the immediately preceding sentence are contingent on Mr. Woo’s execution and non-revocation of a general waiver and release of claims agreement.

The Company is also expected to enter into the Company’s standard form of indemnification agreement with Mr. Woo on his employment start date.

There are no arrangements or understandings between Mr. Woo and any other person pursuant to which he was appointed, nor are there are any family relationships between Mr. Woo and any of the Company’s directors or other executive officers. Mr. Woo does not have any material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure.

On May 21, 2020, the Company issued a press release announcing the appointment described in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in this Item 7.01 or Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration document or other document filed by the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description

99.1	Press release of MagnaChip Semiconductor Corporation, dated May 21, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: May 21, 2020	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary